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                                                                    EXHIBIT 10.2



                        SETTLEMENT AND RELEASE AGREEMENT

         THIS SETTLEMENT AND RELEASE AGREEMENT (the "Agreement") is made and entered into as of April 18, 2001, by and among PerkinElmer, Inc., a Massachusetts corporation, ("PerkinElmer") and each of the members of the Board of Directors of Genomic Solutions Inc., a Delaware corporation (the "Corporation"), Jeffrey S. Williams, Robert G. Shepler, J. Matthew Mackowski, Daniel J. Mitchell, Dr. Damion E. Wicker and P. Nicholas King (collectively, the "Directors").

                                    RECITALS


         A. PerkinElmer has asserted claims against the Corporation and the Directors in the lawsuit captioned Civil Action No. 18671 filed in the Court of Chancery in the State of Delaware on February 12, 2001 (the "Lawsuit").

         B. Simultaneously with the execution and delivery of this Agreement, PerkinElmer and the Corporation are entering into a settlement, release and stock purchase agreement (the "Settlement Agreement") whereby PerkinElmer and the Corporation intend to, and do, fully resolve, settle, and compromise the Lawsuit and any and all claims, suits, actions or demands that PerkinElmer may have against the Corporation or any of the members of the Board of Directors of the Corporation and that the Corporation may have against PerkinElmer as of the date of this Agreement.

         C. By this Agreement, PerkinElmer and each of the Directors intend to, and do, fully resolve, settle, and compromise the Lawsuit and any and all claims, suits, actions or demands that PerkinElmer may have against the Directors and that the Directors may have against PerkinElmer as of the date of this Agreement.


                            COVENANTS AND AGREEMENTS

         NOW, THEREFORE, in reliance on the respective representations and warranties set forth below and for and in consideration of the foregoing Recitals, the mutual covenants and agreements set forth below and other good and valuable consideration, the receipt and adequacy of which are acknowledged, PerkinElmer and each of the Directors, severally and not jointly, agree as follows:

1.       RELEASES.

         (a) PerkinElmer and its successors, assigns and legal representatives, hereby waive, release, discharge, settle and acquit the Directors and their agents (collectively, the "Director Affiliated Parties") from any debts, claims, demands, causes of action, controversies, promises, agreements or obligations of any kind, type or description whatsoever, including the Lawsuit, which PerkinElmer has had, now has or may in the future have as to the Director Affiliated Parties as the result of each, any or all claims of any kind, type or nature whatsoever, liquidated or


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                  unliquidated, mature or not matured, known, unknown or
                  unknowable which PerkinElmer has had, now has or may in the future have against the Director Affiliated Parties as a result of or relating directly or indirectly to any matter, act, omission, transaction or occurrence occurring on or prior to the date of this Agreement.

         (b) Each of the Directors and their successors, assigns and legal representatives, hereby waive, release, discharge, settle and acquit PerkinElmer and its officers, directors, employees and agents (collectively, and together with PerkinElmer, the "PerkinElmer Affiliated Parties") from any debts, claims, demands, causes of action, controversies, promises, agreements or obligations of any kind, type or description whatsoever, which the Directors have had, now have or may in the future have as to the PerkinElmer Affiliated Parties as the result of each, any or all claims of any kind, type or nature whatsoever, liquidated or unliquidated, mature or not matured, known, unknown or unknowable which the Directors have had, now have or may in the future have against PerkinElmer as a result of or relating directly or indirectly to any matter, act, omission, transaction or occurrence occurring on or prior to the date of this Agreement.

         (c) It is the intent of PerkinElmer and the Directors to make a general release in favor of each other, except for the enforcement of this Agreement, the Settlement Agreement and for those agreements referenced in Section 7(a)-(d) of the Settlement Agreement. Nothing contained herein shall be deemed to limit the generality of the releases contained herein. It is expressly understood and agreed to that it is the intent of the Directors and PerkinElmer to enter into a full, complete and mutual release.

2.       MISCELLANEOUS PROVISIONS.

         (a) The rights and remedies provided for in this Agreement to ensure compliance with the terms and conditions of this Agreement shall be cumulative, and shall be in addition to all rights and remedies otherwise available to the parties to ensure compliance with the terms and conditions of this Agreement, whether such rights and remedies are provided for under this Agreement, any other agreement or applicable law.

         (b) Any notice, demand, request or other communication which is permitted, required or desired to be given in connection with this Agreement must be in writing and shall be deemed to be duly given when (i) personally delivered, (ii) deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at the following addresses (or at such other address as shall be given in writing to the parties to this Agreement or their permitted successors or assigns), or (iii) faxed to the parties at the following fax numbers (or at such other fax numbers as shall be given in writing to the parties to this Agreement or their permitted successors or assigns), with a hard copy to follow in the manner contemplated in either clause (i) or (ii) above, as follows:




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                           Directors:

                           See Exhibit A attached hereto

                           With a copy to:

                           Jaffe, Raitt, Heuer & Weiss, P.C.
                           One Woodward Avenue, Suite 2400
                           Detroit, MI  48226-3412
                           Fax:  (313) 961-8358
                           Attention:  Peter Sugar, Esq.

                           If to PerkinElmer:

                           PerkinElmer, Inc.
                           45 William Street
                           Wellesley, MA  02481
                           Fax:  (781) 431-4115
                           Attention: Terrance Carlson

                           With a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, MA  02109
                           Fax:  (617) 526-5000
                           Attention: Kenneth Hoxsie, Esq.


         (c) No waiver of any breach of any agreement or provision in this Agreement shall be deemed a waiver of any preceding or succeeding breach of this Agreement or of any other agreement or provision contained in this Agreement. No extension of time for performance of any obligation or act shall be deemed an extension of time for performance of any other obligation or act.


         (d) This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective heirs, representatives, successors and permitted assigns.

         (e) If any party commences an action against any other party to enforce any of the terms, covenants, conditions or provisions of this Agreement, the prevailing party in any such action shall be entitled to recover his or its reasonable attorneys' fees,



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                  costs and expenses incurred in connection with the prosecution or defense of such action from the losing party.

         (g) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to conflicts of law principles thereof. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and
                  (iii) agrees that it will not bring any action relating to this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

         (h) The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their intent, and no rule of strict construction shall be applied against any party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires.

         (i) This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Copies (photostatic, facsimile or otherwise) of signatures to this Agreement shall be deemed to be originals and may be relied on to the same extent as the originals.

         (j) The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

         (k) Each party to this Agreement shall be responsible for any expenses incurred by it in connection with the negotiation and performance of this Agreement, including legal and accounting fees.

         (l) PerkinElmer shall promptly execute and file with the Chancery Court all necessary documents to dismiss the Lawsuit with prejudice and without costs to either PerkinElmer, the Directors or the Corporation.

         (m) Both PerkinElmer and each of the Directors have the full legal right, power and authority to enter into this Agreement, and this Agreement is a valid and binding obligation of PerkinElmer and each of the Directors enforceable in accordance with its terms.


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         IN WITNESS WHEREOF, the parties have executed this Settlement and
Release Agreement as of the date first written above.


                                 PERKINELMER, INC.

                                 By:      /s/ Terrance Carlson
                                          ------------------------------------
                                          Terrance Carlson
                                 Its:     Senior Vice President
                                          ------------------------------------


                                 DIRECTORS


                                 /s/ Jeffrey S. Williams
                                 ---------------------------------------------
                                 Jeffrey S. Williams


                                 /s/ Robert G. Shepler
                                 ---------------------------------------------
                                 Robert G. Shepler


                                 /s/ J. Matthew Mackowski
                                 ---------------------------------------------
                                 J. Matthew Mackowski


                                 /s/ Daniel J. Mitchell
                                 ---------------------------------------------
                                 Daniel J. Mitchell


                                 /s/ Dr. Damion E. Wicker
                                 ---------------------------------------------
                                 Dr. Damion E. Wicker


                                 /s/ P. Nicholas King
                                 ---------------------------------------------
                                 P. Nicholas King




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                                    Exhibit A


Jeffrey S. Williams                         Genomic Solutions Inc.
                                            4355 Varsity Drive Suite E
                                            Ann Arbor MI 48108
                                            734.975.4808 fax

Robert G. Shepler                           Mackowski & Shepler
                                            275 Post Street Suite 600
                                            San Francisco CA 94108-5005
                                            415.765.6983 fax

J. Matthew Mackowski                        Mackowski & Shepler
                                            275 Post Street Suite 600
                                            San Francisco CA 94108-5005
                                            415.765.6983 fax

Daniel J. Mitchell                          Sequel Venture Partners
                                            4430 Arapahoe Suite 220
                                            Boulder CO 80303
                                            303.546.9728 fax

Dr. Damion Wicker                           JP Morgan Partners
                                            380 Madison Ave 12th Floor
                                            New York NY 10017
                                            212.622.3755 fax

P. Nicholas King                            Homestead, 2 Church Rd
                                            Glatton Huntingdon
                                            Cambridgeshire PE17 5RR
                                            United Kingdom
                                            44.1487.830838 fax



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